Exhibit 23.4

CONSENT OF ICF SH&E

ICF SH&E, Inc. hereby consent to the use of any information and data contained in our report entitled “The Commercial Aircraft Industry” (“Report”) in this Registration Statement on Form F-1 (and in all subsequent amendments), and in the prospectus contained therein, and to all references to our company included in such Registration Statement, including under the heading ‘‘Experts’’.

/s/ John J. Mowry
Name: John J. Mowry
Title: Vice President
ICF SH&E
630 Third Avenue
New York, NY 10017